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                                                                    EXHIBIT 10.4

                        [OSI PHARMACEUTICALS LETTERHEAD]

                          ADDENDUM TO EMPLOYMENT OFFER
                                FOR BARBARA WOOD

                           CHANGE OF CONTROL AGREEMENT

This Agreement dated, October 4, 2001, between OSI Pharmaceuticals and Barbara
Wood:

In the event OSI is sold or merged with another Company resulting in a change of control (CHANGE OF CONTROL), and your employment with the Controlling Company is terminated (including if you voluntarily terminate your employment for "Good reason"*) at any time within six (6) months following a CHANGE OF CONTROL transaction, unless such termination is for "cause", death, disability or you voluntarily leave without "Good Reason", you will be entitled to receive the benefits described below.

      1. In lieu of any further salary and bonus payments to you for periods subsequent to the date of termination, the Controlling Company shall pay you the following benefits:

            (a) A lump sum severance payment equal to your annual salary for a period of twelve (12) months; and,

            (b) All unpaid, accrued vacation through the date of termination.

      2. After the termination, the Controlling Company shall arrange to provide you and your dependents, as may be the case, with health benefits substantially similar to those which you and your dependents were receiving immediately prior to the sale or Change of Control and up to one (1) years after the sale or Change of Control.

*Good Reason for termination of employment includes (i) a decrease in your total compensation package, (ii) the assignment of duties or responsibilities which are not commensurate with your position immediately prior to the sale or Change of Control, or (iii) you are required to relocate to an office or facility more than forty (40) miles from your present location or forty (40) miles from your home.

OSI Pharmaceuticals, Inc.

By:  /s/ COLIN GODDARD                       /s/ BARBARA WOOD
     -------------------------------         -----------------------------------
         Colin Goddard                       Barbara Wood
         CEO and Chairman